Exhibit 99.1
Contacts:
Investors and Media:
Risa Fisher
rfisher@webmd.net
212-624-3817
WebMD First Quarter Results to Exceed Analyst Estimates
New York, NY (April 12, 2011) — WebMD Health Corp. (Nasdaq: WBMD), the leading source of health information, today announced that it expects that its results for the quarter ended March 31, 2011 will exceed First Call consensus analyst estimates of $126.2 million for revenue and $34.0 million for earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”).
WebMD also reaffirmed the financial guidance for calendar year 2011 that it provided on February 23, 2011, adjusted only for the effects on income from continuing operations and income from continuing operations per share resulting from WebMD’s issuance of its 2.25% Convertible Notes due 2016 in March 2011. The issuance of these Notes was not contemplated when the guidance was issued in February 2011. WebMD is providing a schedule (attached to this press release) that updates the previous guidance for the impact of the 2.25% Notes.
Traffic to the WebMD Health Network continued to grow, reaching an average of 97.7 million unique users per month and total traffic of 2.05 billion page views during the first quarter, increases of 19% and 14%, respectively, from a year ago. The March 2011 quarter is the first quarter where drugs.com (the Company’s largest affiliate site) is included in both the current and prior year period.
As previously announced, WebMD will release its first quarter results on Thursday, May 5, 2011, at approximately 4:00 p.m. (Eastern time) and will hold a conference call with investors and analysts to discuss its first quarter results at 4:45 p.m. (Eastern time) on that day. The call can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the audio webcast will be available at the same web address.
About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications. The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, emedicineHealth, RxList, theheart.org, drugs.com and Medscape Education.
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All statements contained in this press release and the related analyst and investor conference call, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; market opportunities and our ability to capitalize on them; and the benefits expected from new or updated products or services and from other potential sources of additional revenue. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as certain non-GAAP financial measures. The tables attached to this press release include reconciliations of these non-GAAP financial measures to GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is attached to this press release as Annex A.
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WebMD®, Medscape®, eMedicine®, MedicineNet®, RxList®, Subimo®, Medsite®, Summex® and Medscape® Mobile are trademarks of WebMD Health Corp. or its subsidiaries.

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